UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2007

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

500 Oracle Parkway, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2007, Oracle Corporation, a Delaware corporation (“Oracle”), Hyperion Solutions Corporation, a Delaware corporation ("Hyperion") and Hotrod Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle ("Merger Subsidiary") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the satisfaction or waiver of the conditions therein, Oracle will acquire Hyperion, a leading provider of performance management software solutions, for $52 per share, or approximately $3.3 billion.

The acquisition will be conducted by means of a tender offer for all of the outstanding shares of Hyperion, followed by a merger of Hyperion with Merger Subsidiary that will result in Hyperion becoming a wholly-owned subsidiary of Oracle. Oracle expects to commence the tender offer promptly, and the merger is currently expected to be completed in April 2007.

The closing of the tender offer and the completion of the merger are subject to customary closing conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of any other antitrust or merger control approvals. In addition, Oracle’s acceptance of the tendered shares is subject to Oracle’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of Hyperion common stock.

Directors and executive officers of Hyperion holding less than 1% of Hyperion’s outstanding shares of common stock have agreed to tender their shares in connection with the tender offer, pursuant to a Tender and Support Agreement (the “Tender and Support Agreement”) dated February 28, 2007 entered into with Oracle and Merger Subsidiary.

The Merger Agreement, the Tender and Support Agreement and our summary of the terms thereof have been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about Oracle or Hyperion in Oracle’s public reports filed with the SEC. In particular, the Merger Agreement, the Tender and Support Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Oracle and Hyperion. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the tender offer if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing description of the Merger Agreement and the Tender and Support Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements, a copy of which is filed, respectively, as Exhibit 2.1 and Exhibit 2.2 hereto and are incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

On March 1, 2007, Oracle Corporation announced that it has agreed to buy Hyperion, a leading provider of performance management software solutions, for $52 per share, or approximately $3.3 billion.

A copy of the press release is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

2.1	Agreement and Plan of Merger, dated February 28, 2007, among Oracle Corporation, Hyperion Solutions Corporation and Hotrod Acquisition Corporation

2.2	Form of Tender and Support Agreement, dated February 28, 2007, among Oracle Corporation, Hotrod Acquisition Corporation and the individuals listed on the signature page thereto

99.1	Press release, dated March 1, 2007, of Oracle Corporation

Important Information

THIS FILING IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF HYPERION'S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE INTENDS TO FILE WITH THE SEC. ONCE FILED, HYPERION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, HYPERION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM ORACLE.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: March 6, 2007	By:	/s/ Daniel Cooperman

		Name:	Daniel Cooperman
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 28, 2007, among Oracle Corporation, Hyperion Solutions Corporation and Hotrod Acquisition Corporation

2.2	Form of Tender and Support Agreement, dated February 28, 2007, among Oracle Corporation, Hotrod Acquisition Corporation and the individuals listed on the signature page thereto

99.1	Press release, dated March 1, 2007, of Oracle Corporation